Goodwin Procter LLP Counselors at Law Exchange Place Boston, MA 02109	T: 617.570.1000 F: 617.523.1231 goodwinprocter.com

                         April 23, 2013

Washington Trust Bancorp, Inc.

23 Broad Street

Westerly, Rhode Island 02891

Re:	Securities Being Registered under Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof relating to an aggregate of 1,748,250 shares (the “Shares”) of Common Stock, $0.0625 par value per share, of Washington Trust Bancorp, Inc., a Rhode Island corporation (the “Company”), that may be issued pursuant to the Company’s 2013 Stock Option and Incentive Plan (the “Plan”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the Rhode Island Business Corporation Act (which includes reported judicial decisions interpreting the Rhode Island Business Corporation Act). We have relied, with your permission, on the opinion of Partridge Snow & Hahn LLP to Goodwin Procter LLP, dated April 23, 2013, with respect to matters of Rhode Island law.

For purposes of the opinion set forth below, we have assumed that a sufficient number of authorized but unissued shares of the Company’s Common Stock will be available for issuance when the Shares are issued.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/S/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP

James H. Hahn (401) 861-8251 jhh@psh.com

April 23, 2013

Washington Trust Bancorp, Inc.

23 Broad Street

Westerly, Rhode Island 02891

Re:	Securities Being Registered under Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Washington Trust Bancorp, Inc., a Rhode Island corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof relating to an aggregate of 1,748,250 shares (the “Shares”) of Common Stock, $0.0625 par value per share, of the Company that may be issued pursuant to the Company’s 2013 Stock Option and Incentive Plan (the “Plan”).

We have reviewed the Company’s charter documents and the corporate proceedings taken by the Company with respect to the establishment of the Plan. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the laws of the State of Rhode Island (without giving effect to choice of law principles).

For purposes of the opinion set forth below, we have assumed that a sufficient number of authorized but unissued shares of the Company’s Common Stock will be available for issuance when the Shares are issued. We have also assumed that the Registration Statement has been properly filed under federal law, will have become effective and comply with all applicable federal laws at the time the Shares are offered or issued as contemplated by the Registration Statement.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

180 South Main Street  —  Providence RI 02903  —  401 861-8200  —  Fax 401 861-8210  —  www.psh.com

PROVIDENCE                SOUTHCOAST                 METROWEST

Washington Trust Bancorp, Inc.

April 23, 2013

We hereby authorize Goodwin Procter LLP to rely on this opinion for the purpose of rendering its opinion to be included as Exhibit 5.1 to the Registration Statement.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise the Company of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan, or the Shares issuable under the Plan.

Very truly yours,

PARTRIDGE SNOW & HAHN LLP

By:	/s/ James H. Hahn
James H. Hahn, Partner